Exhibit 99.1

NEWS RELEASE
Southcross Energy	1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3700

Southcross Energy Partners, L.P. Reports Fourth Quarter and Full Year 2012

Financial and Operating Results and Provides Updated 2013 Guidance

DALLAS, Texas, March 28, 2013 — Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced fourth quarter and full year 2012 financial and operating results.

Fourth Quarter 2012 Operational Highlights

•                  Processed natural gas volumes averaged 215,083 million BTU per day (“MMBtu/d”) during the fourth quarter of 2012, an increase of 1% from the fourth quarter of 2011 and an increase of 29% from the third quarter of 2012.

•                  NGL production averaged 11,057 barrels per day during the fourth quarter of 2012, an increase of 70% from the fourth quarter of 2011 and an increase of 33% from the third quarter of 2012.

•                  Commenced operations of our Bonnie View fractionation facility and, in February 2013, completed its expansion to a capacity of 22,500 barrels per day.

•                  Initiated flow through our new Bee Line pipeline and, in February 2013, completed the final phase of the project to bring capacity to 320 million cubic feet per day to transport liquids-rich gas from the central Eagle Ford shale area to Southcross-owned processing and fractionation facilities.

Fourth Quarter Results

Southcross’ Adjusted EBITDA (as defined below) was $1.3 million for the three month period ended December 31, 2012 and $24.0 million for the year ended December 31, 2012, compared to $8.4 million for the three month period ended December 31, 2011 and $29.0 million for the year ended December 31, 2011.  Adjusted EBITDA for the fourth quarter 2012 was impacted negatively by unusual events having a combined impact of approximately $8.6 million. These include an estimated $4.0 million related to start-up issues at our Bonnie View fractionation facility, $2.6 million due to curtailments and other actions by our third-party gas processor, and $2.0 million from costs related to the earlier than anticipated turnaround maintenance at our Gregory processing and fractionation facility.

“We anticipated a challenging fourth quarter but encountered several events more significant than expected,” said David Biegler, Chairman, President and Chief Executive Officer of Southcross’ general partner.  “While fourth quarter performance was below our expectations, we have accomplished several key milestones since our IPO and recently signed new contracts that are expected to improve our financial performance beginning in May.”

Gross operating margin (as defined below) totaled $16.4 million for the three month period ended December 31, 2012 and $71.6 million for the year ended December 31, 2012, compared to $18.7 million for the three month period ended December 31, 2011 and $62.6 million for the year ended December 31, 2011.  Net (loss)/income (before deemed distributions on preferred units) was ($8.6) million for the three month period ended December 31, 2012 and ($4.5) million for the year ended December 31, 2012, compared to $3.3 million for the three month period ended December 31, 2011 and $7.5 million for the year ended December 31, 2011.

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During the three month period ended December 31, 2012, total  gas  volumes averaged 619,409 MMBtu/d, an increase of 4% compared to 595,135 MMBtu/d during the three month period ended December 31, 2011 and an increase of 15% compared to 538,991 MMBtu/d during the three month period ended September 30, 2012.  Processed gas volumes averaged 215,083 MMBtu/d during the three month period ended December 31, 2012, an increase of 1% over the 213,243 MMBtu/d for the three month period ended December 31, 2011 and an increase of 29% over the 166,140 MMBtu/d for the three month period ended September 30, 2012.  NGL production for the three month period ended December 31, 2012 averaged 11,057 barrels per day, an increase of 70% from the 6,497 barrels per day for the three month period ended December 31, 2011 and an increase of 33% from the 8,337 barrels per day for the three month period ended September 30, 2012, reflecting strong increases in new liquids-rich gas volumes from Eagle Ford shale customers.

Capital Expenditures

For the year ended December 31, 2012, growth capital expenditures of $164.6 million were largely attributable to the Woodsboro gas processing facility, Bonnie View fractionation facility and Bee Line pipeline. Growth capital expenditures for the three month period ended December 31, 2012 were $55.6 million, compared to $42.1 million spent in the three month period ended December 31, 2011 and $39.8 million spent in the three month period ended September 30, 2012.

Cash Distributions

On February 14, 2013, Southcross paid a pro-rated cash distribution of $0.24 per common unit for the three month period ended December 31, 2012. This distribution was Southcross’ first distribution and corresponds to the minimum quarterly distribution of $0.40 per unit, or $1.60 on an annualized basis, pro-rated for the portion of the fourth quarter following the closing of our initial public offering on November 7, 2012.

Updated 2013 Financial Guidance

Southcross is updating its full year 2013 Adjusted EBITDA guidance and providing Adjusted EBITDA guidance for the fourth quarter of 2013. Southcross expects that fourth quarter 2013 Adjusted EBITDA will range from $14 million to $17 million. Although fourth quarter 2013 guidance is comparable to the Partnership’s previous expectations, due to the combined effects of lower profitability in the first half of the year, reduced NGL prices throughout 2013 and slower expected increases in gas supply volumes, full year 2013 guidance is being reduced from a range of $58 million to $65 million to a range of $42 million to $55 million. Expansion capital expenditures in 2013 are now expected to be between $40 million and $50 million compared to prior guidance of between $100 million and $125 million.  Southcross is updating its prior distribution guidance and believes that its distributions over the course of 2013 will meet or exceed the minimum quarterly distribution of $0.40 per unit per quarter.

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While we believe that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those that we anticipate, as set forth under “Forward-Looking Statements.”

Updated Capital and Liquidity Outlook

Effective March 27, 2013, Southcross and its lenders entered into an amendment to Southcross’ credit agreement pursuant to which Southcross obtained the ability to continue to borrow and to pay its  first quarter 2013 distribution payment regardless of whether it is in compliance with certain March 31, 2013 financial covenants. In connection with this amendment, an investment affiliate of Charlesbank Capital Partners, LLC (“Charlesbank”), the majority owner of Southcross Energy LLC (“Holdings”), which owns approximately 58.5% of Southcross, including its general partner, has provided through Holdings a $10 million capital contribution that is being pledged to serve as cash collateral under the credit agreement. Charlesbank currently intends to support Southcross with an additional equity investment in the next 45 days for the purpose of allowing Southcross to obtain more lenient financial covenants under its revolving credit facility and providing capital for future growth.

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Form 10-K Filing

Southcross intends to file a Form 12b-25 with the Securities and Exchange Commission relating to its Annual Report on Form 10-K.  This filing provides an additional 15 calendar days, or until April 16, 2013, to file the Form 10-K, which would otherwise be due on April 1.  As described in the Form 12b-25, Southcross is unable to file its Form 10-K within the prescribed time period without unreasonable effort or expense. The delay in filing this Form 10-K is not due to any change in or disagreement with Southcross’ independent registered public accounting firm. Southcross expects to file the Form 10-K within the time period afforded by the extension.

Conference Call Information

Southcross will hold a conference call on Thursday, March 28, 2013, at 8:30 a.m. Central Time (9:30 a.m. Eastern Time) to discuss its fourth quarter and full year 2012 financial and operating results. The call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 410936. The replay of the conference call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs.  The Partnership’s assets are located in South Texas, Mississippi and Alabama and include three gas processing plants, two fractionation plants and approximately 2,730 miles of pipeline. The Partnership’s South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas.  Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause our actual results in future periods to differ materially from anticipated or projected results. Examples include discussion of our 2013 Adjusted EBITDA and growth capital expenditures guidance. An extensive list of the specific risks and uncertainties affecting us is contained in our Rule 424(b)(4) Prospectus filed with the Securities and Exchange Commission (“SEC”) on November 2, 2012 and other documents filed from time to time with the SEC. Any forward looking statements in this press release are made as of the date of this press release and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA, gross operating margin and distributable cash flow. We define Adjusted EBITDA as net income, plus interest expense, income tax expense, depreciation and amortization expense, certain non-cash charges such as non-cash equity compensation, unrealized losses on commodity derivative contracts and selected charges and transaction costs that are unusual or non-recurring, less interest income, income tax benefit, unrealized gains on commodity derivative contracts and selected gains that are unusual or non-recurring. We define gross operating margin as the sum of all revenues less the cost of natural gas and NGLs sold. We define distributable cash flow as Adjusted EBITDA plus interest income, less cash paid for interest expense, taxes and maintenance capital expenditures.

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We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our results of operations. Reconciliations of Adjusted EBITDA, gross operating margin and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider any of Adjusted EBITDA, gross operating margin, or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, gross operating margin and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

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Contacts:

Southcross Energy Partners, L.P.

Kristin Hodges, 214-979-3720

Investor Relations

investorrelations@southcrossenergy.com

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SOUTHCROSS ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for unit and per unit data)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues	$151,660	$139,699	$496,129	$523,149

Expenses:
Cost of natural gas and liquids sold	135,212	120,966	424,489	460,580
Operations and maintenance	11,063	7,943	35,532	24,707
Depreciation and amortization	6,117	3,723	18,977	12,345
General and administrative	4,855	2,404	13,842	9,129
Total expenses	157,247	135,036	492,840	506,761

(Loss) income from operations	(5,587)	4,663	3,289	16,388
Loss on extinguishment of debt	(1,764)	—	(1,764)	(3,240)
Interest expense	(1,274)	(1,295)	(5,767)	(5,348)
(Loss) income before income tax expense	(8,625)	3,368	(4,242)	7,800
Income tax benefit/(expense)	3	(62)	(246)	(261)

Net (loss) income	$(8,622)	$3,306	$(4,488)	$7,539

Less:
Net loss through November 6, 2012	(4,394)		(260)
Net loss attributable to partners	$(4,228)		$(4,228)

General partner’s interest	(85)		(85)
Limited partners’ interest	$(4,143)		$(4,143)

Net loss through November 6, 2012	$(4,394)		$(260)
Less deemed dividend on:
Redeemable preferred units	(354)	(718)	(2,693)	(1,553)
Series B redeemable preferred units	(874)	—	(4,696)	—
Series C redeemable preferred units	(589)	—	(2,012)	—
Preferred units	(1,684)	(3,694)	(13,249)	(14,131)
Net loss attributable to Southcross Energy LLC common unitholders	$(7,895)	$(1,106)	$(22,910)	$(8,145)

Basic and diluted earnings per unit
Net loss allocated to limited partner common units (from November 7, 2012 through December 31, 2012)	$(2,072)		$(2,072)
Weighted average number of limited partner common units outstanding	12,213,713		12,213,713
Loss per common unit	$(0.17)		$(0.17)

Net loss allocated to limited partner subordinated units	$(2,072)		$(2,072)
Weighted average number of limited partner subordinated units outstanding	12,213,713		12,213,713
Loss per subordinated unit	$(0.17)		$(0.17)

Net loss allocated to Southcross Energy LLC common units	$(7,895)	$(1,106)	$(22,910)	$(8,145)
Weighted average number of Southcross Energy LLC common units outstanding	1,198,865	1,198,246	1,198,429	1,197,876
Loss per Southcross Energy LLC common unit	$(6.59)	$(0.92)	$(19.12)	$(6.79)

SOUTHCROSS ENERGY PARTNERS, L.P.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for unit data)

(Unaudited)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$7,490	$1,412
Trade accounts receivable	50,994	41,234
Prepaid expenses	1,762	950
Other current assets	1,001	561
Total current assets	61,247	44,157

Property, plant and equipment, net	550,603	369,861
Intangible assets, net	1,624	1,681
Other assets	5,131	4,686
Total assets	$618,605	$420,385

LIABILITIES, PREFERRED UNITS, PARTNERS’ CAPITAL AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$96,801	$50,439
Current maturities of long-term debt	—	17,490
Other current liabilities	3,586	5,007
Total current liabilities	100,387	72,936

Long-term debt	191,000	190,790
Other non-current liabilities	751	21
Total liabilities	292,138	263,747

Commitments and contingencies

Preferred units of Southcross Energy LLC:
Redeemable preferred units	—	16,554
Series B redeemable preferred units	—	—
Series C redeemable preferred units	—	—
Preferred units	—	150,249

Partners’ capital and members’ equity:
Partners’ capital:
Common units - (12,213,713 units issued and outstanding as of December 31, 2012)	194,365	—
Subordinated units - (12,213,713 units issued and outstanding as of December 31, 2012)	125,951	—
General Partner interest	6,628	—
Accumulated other comprehensive loss	(477)	—

Members’ equity of Southcross Energy LLC:
Common equity—Class A (1,415,729 units issued and outstanding as of December 31, 2011)	—	1,416
Common equity—Class B (57,279 units issued and outstanding as of December 31, 2011)	—	57
Accumulated deficit	—	(11,638)
Total partners’ capital and members’ equity	326,467	(10,165)
Total liabilities, preferred units, partners’ capital and members’ equity	$618,605	$420,385

SOUTHCROSS ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(4,488)	$7,539
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	18,977	12,345
Unit-based compensation	630	—
Loss on extinguishment of debt	1,764	3,240
Deferred financing costs amortization	1,183	882
Gain on sale of property, plant and equipment	—	(522)
Unrealized derivatives loss	141	21
Changes in operating assets and liabilities:
Trade accounts receivable	(9,760)	(2,806)
Prepaid expenses and other	(1,246)	(497)
Other non-current assets	1,786	(2,155)
Accounts payable and accrued expenses	16,517	2,759
Other liabilities	(1,181)	(799)
Net cash provided by operating activities	24,323	20,007

Cash flows from investing activities:
Capital expenditures	(169,816)	(123,347)
Acquisition of Enterprise Alabama Intrastate, LLC	—	(21,777)
Proceeds from sale of property, plant and equipment	—	522
Net cash used in investing activities	(169,816)	(144,602)

Cash flows from financing activities:
Proceeds from issuance of common units, net	187,764	—
Borrowings under our credit agreements	297,500	229,400
Repayments of our credit agreements	(314,780)	(136,119)
Financing costs	(5,178)	(2,710)
Repayment of equity note	—	113
Repurchase and retirement of Southcross Energy LLC common units	(15,300)	—
Proceeds from issuance of redeemable preferred units	—	15,000
Proceeds from issuance of Series B redeemable preferred units	42,800	—
Proceeds from issuance of Series C redeemable preferred units	30,000	—
Distribution to Southcross Energy LLC	(46,030)	—
Purchase and retirement of Partnership common units	(25,205)	—
Net cash provided by financing activities	151,571	105,684
Net increase (decrease) in cash and cash equivalents	6,078	(18,911)
Cash and cash equivalents —Beginning of period	1,412	20,323
Cash and cash equivalents—End of period	$7,490	$1,412

SOUTHCROSS ENERGY PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATIONAL DATA

(In thousands, except for operational data)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Financial data:
Adjusted EBITDA	$1,331	$8,379	$24,019	$28,957
Gross operating margin	16,448	18,733	71,640	62,569

Maintenance capital expenditures	1,778	2,615	5,193	5,317
Expansion capital expenditures	55,589	42,083	164,623	150,669

Distributable cash flow	(1,482)	4,576	13,996	18,913
Distributions declared (1)	5,982	—	5,982	—

Operating data:
Average throughput volumes of natural gas (MMBtu/d)	619,409	595,135	553,093	506,975
Average volume of processed gas (MMBtu/d)	215,083	213,243	206,045	155,475
Average volume of NGLs sold (Barrels per day)	11,057	6,497	9,385	5,131

Realized prices on natural gas volumes sold/Btu ($/MMBtu)	$3.47	$3.49	$2.83	$4.05
Realized prices on NGL volumes sold/gal ($/gal)	$0.70	$1.49	$0.87	$1.35

(1) A distribution of $0.24 attributable to fourth quarter 2012 is the first declared by the Partnership and corresponds to the minimum quarterly distribution of $0.40 per unit, or $1.60 on an annualized basis, pro-rated for the portion of the quarter following the closing of the Partnership’s initial public offering on November 7, 2012.

SOUTHCROSS ENERGY PARTNERS, L.P.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Reconciliation of gross operating margin to net (loss) income:
Gross operating margin	$16,448	$18,733	$71,640	$62,569
Add (deduct):
Income tax benefit/(expense)	3	(62)	(246)	(261)
Interest expense	(1,274)	(1,295)	(5,767)	(5,348)
Loss on extinguishment of debt	(1,764)	—	(1,764)	(3,240)
General and administrative expense	(4,855)	(2,404)	(13,842)	(9,129)
Depreciation and amortization expense	(6,117)	(3,723)	(18,977)	(12,345)
Operations and maintenance expense	(11,063)	(7,943)	(35,532)	(24,707)
Net (loss) income	$(8,622)	$3,306	$(4,488)	$7,539

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Reconciliation of net (loss) income to Adjusted EBITDA and distributable cash flow:
Net (loss) income	$(8,622)	$3,306	$(4,488)	$7,539
Add (deduct):
Depreciation and amortization expense	6,117	3,723	18,977	12,345
Interest expense	1,274	1,295	5,767	5,348
Unrealized derivatives loss (gain)	—	(7)	141	21
Loss on extinguishment of debt	1,764	—	1,764	3,240
Unit-based compensation	337	—	630	—
Transaction costs	—	—	—	203
Income tax (benefit)/expense	(3)	62	246	261
Management fees	50	—	568	—
Expenses associated with significant items	414	—	414	—
Adjusted EBITDA	$1,331	$8,379	$24,019	$28,957
Cash interest, net	(1,038)	(1,126)	(4,584)	(4,466)
Income tax benefit/(expense)	3	(62)	(246)	(261)
Maintenance capital expenditures	(1,778)	(2,615)	(5,193)	(5,317)
Distributable cash flow	$(1,482)	$4,576	$13,996	$18,913

SOUTHCROSS ENERGY PARTNERS, L.P.

FOURTH QUARTER 2013 AND FULL YEAR 2013 ADJUSTED EBITDA GUIDANCE

RECONCILIATION TO NET INCOME

(In thousands)

(Unaudited)

	Current		Original
Full Year 2013:	Low	High	Low	High

Net Income	$5,000	$18,000	$26,500	$33,500
Add:
Interest expense	8,500	8,500	7,000	7,000
Income tax expense	500	500	500	500
Depreciation and amortization expense	28,000	28,000	24,000	24,000
Adjusted EBITDA	$42,000	$55,000	$58,000	$65,000

	Current
Fourth Quarter 2013:	Low	High

Net Income	$3,865	$6,865
Add:
Interest expense	2,500	2,500
Income tax expense	135	135
Depreciation and amortization expense	7,500	7,500
Adjusted EBITDA	$14,000	$17,000